SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): March 12, 2001


                             RATEXCHANGE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                     001-15831            11-2936371
----------------------------       ------------        ---------------
State or Other Jurisdiction        (Commission          (IRS Employer
      of Incorporation)            File Number)       Identification No.)


    185 BERRY STREET, SUITE 3515, SAN FRANCISCO, CALIFORNIA    94107
   ------------------------------------------------------------------
        (Address of Principal Executive Offices)            (Zip Code)


   Registrant's telephone number, including area code (415) 371-9800

                              Not applicable
                              --------------
     (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 12, 2001 RateXchange Corporation completed the acquisition of Xpit.com, Inc., a privately held Idaho corporation. The acquisition enables RateXchange to offer trading and risk management systems to the futures industry. Xpit will operate as a wholly-owned subsidiary of RateXchange. Under the terms of the transaction, RateXchange has acquired 100% of Xpit in exchange for $500,000 in cash; a $500,000 two-year note bearing interest at 7%; 2,000,000 Convertible Preferred Shares with a cumulative dividend of 6% based on a share price of $2.75 per share; and $4.9 million in royalty payments tied to the achievement of Xpit's projected revenues from 2001 through 2003. The Convertible Preferred Shares will convert on a one-for-one basis into common shares of RateXchange at the discretion of the holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RATEXCHANGE CORPORATION


Date: March 15, 2001       By: /s/ MICHAEL CAIRNS
                               -------------------------------------------
                               Michael Cairns
                               Senior VP of Finance and Chief Accounting Officer